CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated October 22, 1997 included in Pinnacle Systems, Inc.'s Form 8-K/A for the event that occurred on August 31, 1997.


October 28, 1997


ARTHUR ANDERSEN
Wirtschaftsprufungsgesellschaft
SteuerberatungsgesellschaftmbH


/s/ Dr. Maiss
Dr. Maiss                 Stieve
Wirtschaftsprufer         Wirtschaftsprufer